EXHIBIT 99.1

For Immediate Release

CPG International Inc. Posts Third Quarter Results

Thursday, November 11, 2010

CPG International Inc. (CPG) a leading manufacturer of premium, low maintenance building products for residential, commercial, and industrial markets today announced third quarter 2010 financial results.  CPG’s products include AZEK Trim, AZEK Deck, AZEK Porch, AZEK Moulding, and AZEK Rail for residential housing markets; bathroom and locker systems sold under the brand names Comtec Industries, Hiny Hider and TuffTec used in commercial building markets; and Vycom which extrudes plastic sheet products under the names of Celtec, Seaboard® and Flametec® and other non-fabricated products used for special applications in industrial markets.

Third Quarter Highlights

•
Third quarter sales were $96.6 million, up 23.2% from the third quarter 2009.  29.0% revenue growth at AZEK Building Products and 47.8% revenue growth at Vycom offset a 6.3% revenue decline at Scranton Products due to softness in the commercial building products market.

•	Gross margin as a percentage of net sales decreased to 31.2% from 35.8% in the third quarter of 2009 driven primarily by higher material costs.

•	Net income was $7.5 million for the third quarter of 2010, compared to $6.0 million in the third quarter of 2009.

•
EBITDA increased to $20.8 million in the third quarter of 2010, compared to $19.5 million in the third quarter of 2009.  Adjusted EBITDA was $21.3 million in the third quarter of 2010, up 6.9% from $20.0 million in the third quarter of 2009.

Year-to-Date Highlights

•
Sales for the first nine months of 2010 were $277.0 million, up 24.7% from 2009.  34.0% revenue growth at AZEK Building Products, driven by decking sales and a stabilization of the residential repair and remodel market, and 54.4% revenue growth at Vycom were offset by a 13.9% decline at Scranton Products due to softness in the commercial building products market.

•	Gross margin as a percentage of net sales decreased to 31.1% in the first nine months of 2010 from 35.2% driven primarily by higher material costs.

•	Net income was $13.5 million for 2010, compared to a net loss of $(1.0) million in 2009.

•
EBITDA increased to $57.6 million year-to-date in 2010 from $39.0 million in 2009.  Adjusted EBITDA was $59.9 million in the first nine months of 2010, up 7.9% from $55.5 million in the first nine months of 2009.

“We are very excited about our third quarter results and outlook for the year,” commented Eric Jungbluth, CPG’s President and Chief Executive Officer.  “Our investment in our brands through new product development and marketing efforts continue to drive sales growth in excess of our underlying markets.”

EBITDA Guidance

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents.)

CPG narrowed its Adjusted EBITDA earnings guidance for 2010.  Scott Harrison, Executive Vice President and Chief Financial Officer, said “Based on our third quarter results, we have tightened our Adjusted EBITDA guidance with a range of $62 million to $67 million.  The expected range for capital expenditures in 2010 remains at $15 million to $20 million.”

Investor Call

CPG will hold an investor conference call to discuss Third Quarter 2010 financial results at 9 AM Eastern time on Thursday, November 11, 2010.  Eric Jungbluth, President and Chief Executive Officer and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, please dial (866) 863-6818, and use conference ID code 20406218.  An encore presentation will be available for one week after the completion of the call.  In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-9291, and use the conference ID code 20406218.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance, guidance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to CPG on the date this release was submitted.  CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to CPG’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition, the economy and the financial markets.  CPG may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission.  Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential commercial and industrial markets designed to replace wood, metal and other traditional materials in a variety of construction applications.  The Company’s products are marketed under several brands including AZEK® Trim and Moulding, AZEK® Deck, AZEK® Rail, Santana Products, Comtec Industries, Capitol, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands.  For additional information on CPG please visit our web site at www.cpgint.com.

Financial Schedules

CPG International Inc. and Subsidiaries
Consolidated Balance Sheets
September 30, 2010 and December 31, 2009
(unaudited)
(dollars in thousands)

	September 30,	December 31,
	2010	2009
ASSETS:
Current assets:
Cash and cash equivalents	$51,744	$44,501
Receivables:
Trade, less allowance for doubtful accounts of $1,341 and $964 in 2010 and 2009, respectively	31,081	14,219
Inventories	36,025	45,922
Deferred income taxes—current	4,212	2,414
Prepaid expenses and other	1,974	3,097
Total current assets	125,036	110,153
Property and equipment—net	81,190	84,332
Goodwill	247,037	246,842
Intangible assets —net	89,279	92,699
Deferred financing costs—net	3,554	5,079
Other assets	260	299
Total assets	$546,356	$539,404

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable	$25,139	$24,263
Current portion of capital lease	1,440	1,747
Current portion of long-term debt obligations	250	250
Accrued interest	6,366	13,049
Accrued rebates	4,762	3,916
Accrued expenses	13,553	14,527
Total current liabilities	51,510	57,752
Deferred income taxes	40,696	35,067
Capital lease obligation—less current portion	2,273	3,316
Long-term debt—less current portion	302,008	302,042
Accrued warranty—less current portion	2,937	3,183
Other liabilities	35	35
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at September 30,
2010 and December 31, 2009	—	—
Additional paid-in capital	212,250	212,152
Accumulated deficit	(49,448)	(62,899)
Note receivable – CP Holdings	(13,928)	(8,872)
Accumulated other comprehensive loss	(1,977)	(2,372)
Total shareholder’s equity	146,897	138,009
Total liabilities and shareholder’s equity	$546,356	$539,404

CPG International Inc. and Subsidiaries
 Consolidated Statements of Operations
Three Months Ended September 30, 2010 and 2009
(unaudited)
 (dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Net sales	$96,606	$78,404
Cost of sales	(66,507)	(50,304)
Gross margin	30,099	28,100
Selling, general and administrative expenses	(14,421)	(14,147)
Loss on disposal of property	(88)	(19)
Operating income	15,590	13,934

Other income (expenses):
Interest expense	(7,460)	(7,659)
Interest income	—	23
Foreign currency gain	34	224
Miscellaneous – net	1	7
Total other expenses-net	(7,425)	(7,405)
Income before income taxes	8,165	6,529
Income tax expense	(670)	(553)
Net income	$7,495	$5,976

CPG International Inc. and Subsidiaries
 Consolidated Statements of Operations
Nine Months Ended September 30, 2010 and 2009
(unaudited)
 (dollars in thousands)

	Nine	Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Net sales	$277,003	$222,178
Cost of sales	(190,831)	(143,881)
Gross margin	86,172	78,297
Selling, general and administrative expenses	(43,656)	(41,050)
Impairment of goodwill and long-lived assets	(599)	(14,408)
Loss on disposal of property	(340)	(143)
Operating income	41,577	22,696

Other income (expenses):
Interest expense	(23,204)	(23,798)
Interest income	—	76
Foreign currency gain	12	350
Miscellaneous – net	9	(14)
Total other expenses-net	(23,183)	(23,386)
Income (loss) before income taxes	18,394	(690)
Income tax expense	(4,943)	(285)
Net income (loss)	$13,451	$(975)

CPG International Inc. and Subsidiaries
Calculation of Earnings before Interest, Taxes, Depreciation and Amortization
Three Months Ended September 30, 2010 and 2009
(unaudited)
 (dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Net income	$7,495	$5,976
Interest expense, net	7,460	7,636
Income tax expense	670	553
Depreciation and amortization	5,201	5,332
EBITDA	$20,826	$19,497

Reconciliation to Adjusted EBITDA:
EBITDA	$20,826	$19,497
Allowable adjustments:
Relocation and hiring costs	27	37
Severance costs	22	30
Management fee and expenses	385	454
Non-cash compensation charge	(3)	15
Loss on disposal of fixed assets	88	19
Registration expenses related to Notes	–	(85)
Adjusted EBITDA	$21,345	$19,967

CPG International Inc. and Subsidiaries
Calculation of Earnings before Interest, Taxes, Depreciation and Amortization
Nine Months Ended June 30, 2010 and 2009
(unaudited)
 (dollars in thousands)

	Nine	Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Net income (loss)	$13,451	$(975)
Interest expense, net	23,204	23,722
Income tax expense (benefit)	4,943	285
Depreciation and amortization	15,965	15,996
EBITDA	$57,563	$39,028

Reconciliation to Adjusted EBITDA:
EBITDA	$57,563	$39,028
Allowable adjustments:
Impairment of goodwill and long-lived assets	599	14,408
Relocation and hiring costs	82	110
Severance costs	35	367
Management fee and expenses	1,170	1,345
Non-cash compensation charge	24	50
Disposal of fixed assets	340	143
Lease termination fees	19	–
Registration expenses related to Notes	51	26
Adjusted EBITDA	$59,883	$55,477